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                                                                EXHIBIT 10.2






         THIS AGREEMENT OF LEASE is made as of the 18th day of May, 1998, between THE TILSON GROUP, a West Virginia general partnership, hereinafter called "Lessor," and CAPITOL BUSINESS EQUIPMENT, INC., a West Virginia corporation, hereinafter called "Lessee."


         1. DEMISE OF PREMISES. Lessor hereby demises and leases to Lessee and Lessee hereby accepts and leases from Lessor, for the term and upon the terms and conditions hereinafter set forth, the real property described in Exhibit A attached hereto and incorporated herein by reference (hereinafter called "Premises" or "Demised Premises"), together with all improvements now existing thereon and all easements appurtenant thereto or necessary for Lessee's intended use of the Premises.

         2. TERM AND RENEWAL. The term of this lease shall be sixty (60) months commencing on June 1, 1998, and ending at 11:59 p.m. on May 31, 2003, both dates inclusive, unless sooner terminated as hereinafter provided or unless renewed as hereinafter provided.

         3. RENT. Lessee shall pay to Lessor, as rental for the occupation and use of the Premises for and during the original term hereof, a total rental of Four Hundred Eighty Thousand Dollars ($480,000.00) payable monthly in advance in equal installments of Eight Thousand Dollars ($8,000.00) each, the first of such installments being payable on the 1st day of June, 1998, and the remaining installments being due and payable on the 1st day of each calendar month thereafter during the original term hereof. All rental shall be payable to Lessor at 825 Edgewood Drive, Charleston, West Virginia, 25302, Attention:
Brenda Tilson, or at such other place as Lessor may direct in writing.


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         4.   TAXES AND INSURANCE. It is the intention of the Lessor and the
Lessee that the rent herein specified shall be net to the Lessor in each month during the term of this lease; that all costs, expenses, and obligations of every kind relating to the Demised Premises, except as may be specifically otherwise provided in this Lease, which may arise or become due during the term of this lease shall be paid by the Lessee; and that the Lessor shall be indemnified by the Lessee against such costs, expenses and obligations. Without limiting the generality of the foregoing provision, the parties agree that:

              a. Lessee shall promptly pay all taxes and assessments against or allocated to the Premises as and when they become due for tax periods after the signing of this Lease. Lessee will pay all taxes and assessments levied against the equipment, buildings, or other property which is now located on or which Lessee may erect, install or have located on the Premises. Taxes for the current year shall be prorated on a calendar year basis between Lessor and Lessee as of the date of commencement of this Lease. Taxes for the final year of the lease term shall also be prorated on a calendar year basis.

              b. In the event Lessee fails to pay the entire real estate tax bill when due, Lessor may, but shall not be obligated to, pay the tax bill and the amount so paid together with interest at the rate of eighteen (18%) percent per annum from the date of payment shall be deemed additional rent due hereunder and shall be paid by Lessee not later than the date the next installment of rent shall become due hereunder.

              c. Lessee, at its own cost and expense, covenants and agrees to keep the Premises, including any improvements and betterments now existing or which may be made to the Premises, fully insured during the term of this lease against loss or damage by fire and


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other casualty; such insurance to be written by an insurance company or companies authorized to do business in the State of West Virginia for the full insurable replacement value of the Premises, including improvements. Lessee covenants and agrees that Lessor and Lessee shall be named as insured parties on such policies as their interests may appear, and that Lessee shall procure endorsements on the policies required to be maintained by it under the provisions of this paragraph wherein and whereby the insurance company will agree that the Lessor will be given fifteen (15) days' advance written notice of any cancellation or reduction of insurance under any such policy and that copies of all endorsements issued after the date of such policy will be forwarded to Lessor.

         In the event that Lessee fails to pay for such fire and other casualty insurance when the premiums are due, Lessor may, but shall not be obligated to, pay the premium necessary to prevent the lapse of existing policies or obtain and pay the premium for replacement policies, and the amount so paid together with interest at the rate of eighteen percent (18%) per annum from the date of payment shall be deemed additional rent due hereunder and shall be paid by Lessee not later than the date the next installment of rent shall become due hereunder.

         5. CONSTRUCTION AND ALTERATIONS BY LESSEE. Lessee may after having first obtained the written consent of Lessor, which consent shall not be unreasonably withheld or delayed, and at Lessee's full cost and expense, alter or construct improvements upon the Demised Premises, or make alterations or site improvements such as utility extensions, grading, paving, curbs, sidewalks, landscaping, etc., to the Demised Premises, such as may be necessary or incidental to the purposes and uses for which the Premises are leased. Except as provided in subparagraph c with respect to the removal of personalty and fixtures, all such improvements


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shall, at the option of Lessor, become a part of the Demised Premises and shall be the sole property of Lessor upon the termination of this Lease.


              a. MECHANIC'S AND MATERIAL LIENS. The Lessor shall not be liable for any labor or materials furnished to the Lessee and the mechanic's or other lien for such labor and materials shall not attach to or affect the Lessor's interest in the Demised Premises. The Lessee hereby agrees to pay any mechanic's or other lien, or to discharge any such lien by bond or deposit or provide an escrow deposit sufficient for that purpose upon request of the Lessor, and failing to do so, the Lessor may, without having an obligation to do so, upon giving fifteen (15) days written notice to the Lessee, pay or discharge the same and the amount so paid or deposited together with interest at the rate of eighteen (18%) percent per annum shall be deemed additional rent due hereunder and payable when the next installment of rent shall become due.

              b. The Lessee shall be responsible for obtaining all required licenses, approvals or permits for any of the construction, alteration or installation allowed by this lease. Lessee shall be solely responsible for all work in connection with the alterations and construction and shall be solely responsible for assuring that all work is completed in a good and workmanlike manner and in conformity with all federal, state and local laws and regulations, including, without limitation, the Americans With Disabilities Act, and shall indemnify and hold Lessor harmless from any loss, cost or expense, including attorney fees, in, arising out of, or relating to, Lessee's failure to comply with the provisions of this paragraph.

              c. All trade fixtures, signs, equipment, furniture, furnishings or other personal property of whatever kind and nature kept or installed on the Premises by Lessee


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shall not become the property of Lessor or a part of the realty no matter how affixed to the Premises and may be removed by Lessee at any time and from time to time during the entire term of this lease and any extension thereof. If Lessee is in compliance with all terms hereof at the termination of this lease, Lessee shall have the right and obligation to remove any and all of its furniture, furnishings, trade fixtures, equipment or other personal property then located on the Premises and to dispose of the same. Lessee shall repair any damage to the Premises caused by such removal. Lessee agrees that such removal of personal property and fixtures shall occur within ten (10) days after the termination or cancellation of this lease or any extension thereof. Lessee shall notify Lessor in writing thirty (30) days prior to termination of this lease by its terms or within five (5) days after cancellation of this lease by Lessor or Lessee of its election to remove said property or said property may, at Lessor's option, be and become the property of Lessor. If Lessor shall elect not to retain the property it may be removed by Lessor at Lessee's expense.

         Upon request of Lessee or its assignees or any subtenant permitted hereunder, Lessor shall execute and deliver such landlord consent or lien waiver forms submitted by any vendors, lessors, chattel mortgagors or owners of, or lenders who may be granted security interests by Lessee in, any trade fixtures, signs, equipment, furniture, furnishings or other personal property of any kind and description kept or installed on the Premises setting forth that Lessor subordinates in favor of the vendor, lessor, chattel mortgagor, owner or security interest holder any superior lien, claim interest or other right therein. Lessor shall further acknowledge that property covered by the consent or waiver forms is personal property and is not to become a part of the realty no matter how affixed thereto, and that such property may


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be removed from the Premises by the vendor, lessor, chattel mortgagee, owner or security interest holder at any time upon default in the terms of such lease, chattel mortgage, security agreement or other similar document, free and clear of any claim or lien of Lessor provided that all damage resulting from such removal is promptly repaired.

         6. PERMISSIBLE USE. The Lessee shall during the continuance of this lease, conduct upon said Demised Premises an interior design, printing and/or office supply and furniture business and shall neither use nor suffer the same to be used for any other purpose without the prior written consent of the Lessor, which consent shall not be unreasonably withheld or delayed. Lessee shall conduct and manage the Demised Premises in proper and orderly manner and will not allow the Demised Premises or any part thereof to be used for any illegal or immoral purpose and will not carry on or permit upon said Demised Premises any offensive, noisy, or dangerous trade, business, manufacture or occupation of a nuisance.

         Lessor hereby represents and warrants that no "Hazardous Substances," as defined hereinafter, have been discharged, dispersed, released, stored, treated, generated, disposed of or allowed to escape on the Premises prior to the date of this Lease. Lessee hereby represents and warrants that, except for materials customarily used in Lessee's normal course of business which shall be used and disposed of in compliance with all applicable laws and regulations, no "Hazardous Substances", as defined hereinafter, will be discharged, dispersed, released, stored, treated, generated, disposed of, or allowed to escape on the Premises during the term of this lease or any renewal hereof. For purposes of this lease, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency ("EPA") and the list


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of toxic pollutants designated by Congress or the EPA or defined by or in or pursuant to 42 U.S.C. Section 9601 or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect. The Lessee shall, at its expense, take all necessary remedial action(s) in response to the presence of any Hazardous Substances in, on, under or about the Premises attributable to its occupancy hereunder. The Lessor shall, at its expense, take all necessary remedial action(s) in response to the presence of Hazardous Substances in, on, under or about the Premises attributable to occurrences prior to the commencement of the term of this lease.

         7. CONDITION/MAINTENANCE OF PREMISES. Lessor warrants and represents that at the commencement of this lease the Premises shall be in compliance with all material laws, rules and regulations affecting the Premises or its use and that there is no adverse fact known to Lessor relating to the physical, environmental, mechanical or structural condition of the Premises or any portion thereof which has not been specifically disclosed to Lessee. The Lessee shall at its own expense maintain and make all necessary repairs and replacements to the pipes, heating and air conditioning systems, plumbing systems, glass, fixtures, and all other appliances and appurtenances belonging to the Demised Premises, and the fundamental structure of the Demised Premises, meaning the roof, exterior brick and block walls, supporting walls, and foundations, and the sidewalks, parking lots, curbs and driveways adjoining or appurtenant to the Demised Premises. Such repairs and replacements, interior and exterior, ordinary as well as extraordinary, and structural as well as non-structural, shall be made promptly as and when necessary. All repairs to or maintenance of the Demised Premises shall


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be made by Lessee at its sole cost and expense. All repairs and replacements shall be in quality and class at least equal to the original work. Upon written notice by one party to the other that such maintenance, repairs or replacements which are the responsibility of the other party are necessary, and the failure of said other party to effect such maintenance, repairs or replacements or commence and diligently complete work thereon within fifteen (15) days after such written notice is given, the party giving notice shall have the right to make such repairs or replacements as are specified in the notice at the expense of the other party and obtain reimbursement from said other party for the cost thereof plus interest thereon at the rate of eighteen percent (18%) per annum. Lessor shall be entitled to collect such costs as additional rent and Lessee shall be entitled to set off such costs against rentals.

         8. COMPLIANCE WITH LAWS. The Lessee at its sole expense shall comply with all material laws, orders, and regulations of federal, state, county, and municipal authorities, and with any direction of any public officer, pursuant to law, which shall impose a duty upon the Lessee with respect to Lessee's operations on the Demised Premises. The Lessee, at its sole expense, shall obtain all licenses or permits which may be required for the conduct of its business within the provisions of this Lease, or for the making of any permitted alterations, improvements or additions, and the Lessor, where necessary, will join with the Lessee in applying for all such permits or licenses.

         9. UTILITIES. Lessor shall not be required to furnish any utility or similar service to the Premises, including but not limited to, steam, gas, water, heat or electricity. Lessor shall not be liable for any failure of any utility service or for injury to person (including death) or damage to property resulting from steam, gas, water, heat, electricity, rain or snow which may


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flow or leak from any part of the Premises or from any pipes, appliances or plumbing works, from the street or subsurface or from any other place, or for interference with light or other easements. Lessee shall pay all charges for utility service, including but not limited to, steam, gas, water, heat, electricity and other services used in or about or supplied to the Premises and shall indemnify Lessor against any liability on such account.

         10. INDEMNITY. Lessee during the term of this lease will indemnify Lessor against and hold Lessor harmless from all claims, demands and/or causes of action including all costs, expenses and attorneys fees of Lessor incident thereto for (1) injury to or death of any person or loss of or damage to any property, including the Premises, (2) failure by Lessee to perform any covenant required to be performed by Lessee hereunder, (3) failure to comply with any requirements of any governmental authority, (4) any mechanic's lien or security agreement filed against the Premises, any equipment therein or any materials used in the construction or alteration of any building or improvement thereon, where such claims, demands, and/or causes of action arise from or are incidental to the use of the Premises by Lessee, its officers, agents, servants, employees and/or invitees.

         11. INSURANCE. Lessee agrees that it will, at its cost and expense, obtain and keep in force and effect in the names of both Lessor and Lessee, as their respective interests may appear, general liability insurance against any and all claims for personal injury or property damage occurring in, upon or about the Premises during the term of this lease. Such insurance shall be maintained for the purpose of protecting Lessor and Lessee pursuant to the indemnity contained in the foregoing Section 10, but shall not be in satisfaction of the indemnity obligations stated herein, and shall have limits of liability of not less than Two


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Million Dollars ($2,000,000) for injuries to any number of persons in any one accident or occurrence or for damage to property in any one accident or occurrence. Lessee agrees that it will, at its cost and expense, obtain and keep in force and effect in the names of Lessor and Lessee, as their respective interests may appear, a standard fire and extended coverage insurance policy or policies protecting the Premises from loss or damage within the coverage of such insurance policy or policies for its full insurable replacement value. Lessee will furnish to Lessor appropriate and acceptable evidence of its compliance with the provisions of this paragraph, such as certificates of insurance or copies of the policies. Such certificates or policies shall provide that such insurance will not be canceled or materially amended unless fifteen (15) days prior written notice of such cancellation or amendment is given to Lessor.

         12. EMINENT DOMAIN. If all the Premises or such portion thereof as would make it impossible for Lessee to continue its then existing business on the Premises is taken by condemnation or under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), Lessee may, in its sole discretion, (i) exercise its option to purchase the Premises and be entitled to the award or payment resulting from the condemnation or (ii) terminate this lease as of the date the condemning authority takes title or possession, whichever occurs first.

         If any other taking (of the Premises or otherwise) adversely and substantially affects Lessee's use, access, or rights of ingress or egress of or to the Premises, then Lessee may (i) exercise its option to purchase the Premises and be entitled to receive the full amount of the award or payment resulting from the condemnation, (ii) elect to terminate this lease as of the date the condemning authority takes possession, or (iii) elect to repair the Premises and permit


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the lease to continue. Lessee's election to terminate this lease or to exercise its option to purchase the Premises shall be made in writing within forty-five
(45) days after Lessor has given Lessee written notice of the taking (or in the absence of such notice, within thirty (30) days after the condemning authority has taken possession). If Lessee does not terminate this lease in accordance with this section, this lease shall remain in full force and effect as to the portion of the Premises remaining, except that rent shall be reduced in the proportion that the area taken diminishes the value and use of the Premises to Lessee and the purchase price for the option to purchase shall by reduced by the difference between the amount of the award payable to Lessor on account of the condemnation and the portion of the award used by Lessee in the repair of the Premises. In the event that the Lessee does not elect to terminate the lease or exercise its option to purchase, Lessee shall promptly repair any damage to the Premises caused by condemnation and restore the remainder of the Premises to Lessee's reasonable satisfaction. Lessor shall place all proceeds of the condemnation award paid to it in escrow and make such proceeds available to Lessee for purposes of such repairs. Lessor shall be entitled to retain any of the award payable to it which is not used by Lessee in making repairs or restorations to the Premises.

         In the event Lessee exercises its option to purchase the Premises following the occurrence of a condemnation, any award or payment made upon condemnation of all or any part of the Premises shall be the property of Lessee. In the event that Lessee elects to terminate this lease, any award or payment made upon condemnation of the Premises shall be the property of the Lessor, whether such award or payment is made as compensation for the taking of the fee or as severance damages; provided Lessee shall in any event be entitled to


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seek an award or payment for loss of or damage to Lessee's trade fixtures, removable personal property, and additions, alterations and improvements made to the Premises by Lessee, and for its loss of business or the leasehold herein created or any other consequential or special damages, such as Lessee's relocation and moving expenses, provided that such award does not impair Lessor's ability to recover its claim.

         Lessor shall give notice to Lessee within five (5) days after receipt of notification from any condemning authority of its intention to take all or a portion of the Premises.

         Notwithstanding anything, expressed or implied, to the contrary contained in this lease, Lessee, at its own expense, may in good faith contest any such award for loss of or damage to Lessee's trade fixtures, removable personal property, and additions, alterations and improvements made to the Premises by Lessee, and for its loss of business or the leasehold herein created or any other consequential or special damages, such as Lessee's relocation and moving expenses.

         13. FIRE OR OTHER CASUALTY LOSSES. In the event the Premises are damaged or destroyed or rendered partially untenantable for their then use by fire or other casualty, Lessee may, in its discretion, (i) exercise its option to purchase the Premises within thirty (30) days of the occurrence of the casualty and be entitled to retain all insurance proceeds payable on account of such casualty, or (ii) repair and/or rebuild the Premises as promptly as possible, provided that the proceeds from Lessee's insurance policies are available to Lessee and sufficient in amount to fully pay all costs of repair or rebuilding. Lessee's obligation hereunder is merely to restore the Premises to substantially the same condition as existed immediately prior to the happening of the casualty and shall not extend to the repair or replacement of any


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improvements, additions, fixtures, installations or exterior signs of the
Lessee. If such fire or other casualty was not the fault of the Lessee and as a result of such partial destruction or damage there is substantial interference with the operation of Lessee's business in the Premises, the rent payable under this lease shall be abated in the proportion that the portion of the Premises destroyed or rendered untenantable bears to the total Premises. Such abatement shall continue for the period commencing with such damage or destruction and ending with the completion by the Lessor of the work of repair and/or reconstruction, if Lessee elects to complete such work. If the damage or casualty was caused by the fault of the Lessee, there shall be no abatement of rent.

         Notwithstanding the foregoing, in the event that fifty percent (50%) or more of the Premises or fifty percent (50%) or more of the buildings situate on the Premises are destroyed or rendered untenantable by fire or other casualty, Lessee shall have the option to (i) exercise its option to purchase the Premises hereunder, (ii) terminate this lease effective as of the date of such casualty,
(iii) repair the Premises as provided in the immediately preceding paragraph. In the event Lessee exercises its option to purchase the Premises Lessee shall be entitled to retain all insurance proceeds. In the event that Lessee elects to terminate this lease, Lessor may in such event retain the casualty insurance proceeds with respect to the Premises. Lessee shall either exercise its option to purchase, give the Lessor notice of termination, or commence repair or rebuilding of the Premises within forty-five (45) days after the happening of such casualty. If Lessee does not elect to terminate this lease, Lessee shall repair and/or rebuild the Premises as promptly as possible as set forth above, subject to any delay from causes beyond


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its reasonable control and the terms of this lease shall continue in full force and effect, and subject to equitable abatement of rent as set forth above.

         14. ASSIGNMENT OR SUBLETTING. Lessee shall not assign, transfer, mortgage, or pledge this lease and will not sublet the Premises or any part thereof without first obtaining the Lessor's written approval, which shall not be unreasonably withheld or delayed. Lessor reserves the right to sell its interest in the Premises and to assign or transfer this lease upon the condition that in such event this lease shall remain in full force and effect, subject to the performance by Lessee of all the terms, covenants and conditions on its part to be performed, and upon the further condition that such assignee or transferee (except an assignee or transferee merely for security) agrees to be bound to perform all terms, covenants and conditions of this lease. Upon any such sale, assignment or transfer (other than merely as security or any subletting or assignment to a parent or affiliate of Lessee), Lessor agrees to look solely to the assignee or transferee with respect to all matters in connection with this lease and Lessee shall be released from any further obligations hereunder.

         Notwithstanding the foregoing provisions of this Article, Lessee shall have the right, without the necessity of obtaining Lessor's written consent, to:

                   (i) Sublet all or part of the Demised Premises to any parent or affiliate of Lessee; or

                   (ii)  Assign this lease to any parent or affiliate of Lessee.

         For purposes of this paragraph, the term "parent" shall mean any company or entity which now or hereafter owns or controls, directly or indirectly, fifty (50%) percent or more of the stock or other ownership interest in Lessee. For the purposes of this paragraph, the term


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"affiliate" shall mean any company in which Lessee or Lessee's parent now or hereafter owns or controls, directly or indirectly, fifty (50%) percent or more of the stock or other ownership interest having the right to vote for, or appoint, directors or managers thereof. For the purpose of this definition, the stock or other ownership interest so owned or controlled shall be deemed to include all stock or ownership interests owned or controlled directly or indirectly by any other company of which Lessee or Lessee's parent owns or controls, directly or indirectly, fifty (50%) or more of the stock or ownership interest having the right to vote for directors or managers thereof.

         15. OPTION TO PURCHASE. The Lessee shall have the exclusive right to purchase the Demised Premises at any time prior to the expiration of the term of this Lease, on the terms and conditions hereinafter set forth:

              a. EXERCISE OF OPTION. This right shall be exercised by the Lessee giving Lessor written notice of its intent to exercise this option.

              b. DURATION OF OPTION. In the event of a casualty or condemnation, the option to purchase may be exercised within forty-five (45) days of the occurrence of the casualty or condemnation. If not exercised by reason of condemnation or casualty, the option given herein may be exercised by the Lessee at any time prior to expiration of the term of the Lease. If not timely exercised, the option expires.

              c. CONDITION TO EXERCISE OF OPTION. The option provided herein can only be exercised by the Lessee at a time when this Lease is still in force and effect and the Lessee is not in default under any of the terms hereof.


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              d.   EXERCISE OF OPTION CREATES CONTRACT. If the Lessee exercises the said option in the manner set forth above, the same shall constitute a contract for the purchase of the Demised Premises between the parties contingent upon Lessee not being in default under the terms of the Lease at the time of Closing.

              e. CLOSING. In the event Lessee elects to exercise its option to purchase the Premises, Closing shall occur within thirty (30) days following exercise of the option by Lessee, or such other date as the parties hereto may agree. The Closing shall take place at such a place as the parties may agree or at such other place in the City of Charleston, West Virginia, as may be designated by the Lessor.

              f. PURCHASE PRICE. The purchase price for the Demised Premises shall be the sum of Eight Hundred Sixty Thousand Dollars ($860,000.00), subject to reduction as provided in paragraph 12 in the event of exercise of this option to purchase following a condemnation.

              g. PAYMENT OF PURCHASE PRICE. The total purchase price shall be payable in cash or certified funds at Closing.

              h. DELIVERY OF DEED. It is agreed by and between the parties hereto that at the Closing of this transaction, Lessor shall convey good and marketable indefeasible fee simple title to the Demised Premises to Lessee by good and sufficient general warranty deed (the "Deed"), free and clear of all liens, defects, encumbrances and clouds on the title except the following permitted exceptions (the "Permitted Exceptions"):

                   (i)   zoning ordinances, if any; and

                   (ii)  real estate taxes not yet due and payable.


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                   (iii) liens of taxes, covenants and restrictions of record and liens and encumbrances created by or at the instance of Lessee.

              i. TITLE EXAMINATION. Lessee shall, upon giving Lessor notice exercising its option to purchase, obtain at Lessee's expense, a title examination covering the Demised Premises. Within ten (10) days after receipt of the title report, Lessee shall serve upon Lessor notice specifying those exceptions to title, if any, to which Lessee objects, except for those matters previously identified as Permitted Exceptions or arising as a result of the actions or inaction of Lessee (the "Title Defects"). Upon receipt by the Lessor of Lessee's notice of Title Defects, Lessor shall immediately and diligently pursue the removal of the Title Defects. Lessor shall have thirty (30) days from receipt of Lessee's notice of Title Defects to cure same to the reasonable satisfaction of Lessee. If the Title Defects are not cured within such time period, Lessee may (a) terminate this Lease or (b) waive the unsatisfied Title Defects and close the transaction.

              j. It is understood and agreed by and between the parties hereto that, subject to Lessee's obligations under this lease, responsibility for the risk of loss respecting the subject property shall remain with the Lessor until the closing of the transaction contemplated by the exercise of the option.

              k. It is understood and agreed by and between the parties hereto that this option and any contract created by the exercise hereto shall be governed by the laws of the State of West Virginia.

              l. If the option to purchase is exercised by the Lessee, the Lessor's obligation to close shall survive the expiration of this Lease as extended or renewed in the


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event the Closing has not occurred prior to the expiration of the extended or renewed lease term. In such event, the Lessee shall be permitted to continue to occupy the Demised Premises by paying to the Lessor the monthly rental required herein pro rated from the date of the expiration of the extended or renewed lease term until the date of the Closing of the purchase, which such rentals shall be applied to the Purchase Price of the Demised Premises at Closing but shall be retained by Lessor in the event Closing does not occur without the fault of breach by Lessor.

              m.   At the closing, Lessor shall deliver to Lessee the following:
(i) a duly executed and acknowledged Deed conveying good and indefeasible title in fee simple to the Demised Premises, free and clear of any and all liens, encumbrances and restrictions of record, except for the Permitted Exceptions;
(ii) a certificate stating that all representations and warranties made by Lessor herein are true and correct on the closing date; (iii) a Vendor's Affidavit stating that no federal income tax is required to be withheld under the Foreign Investment and Real Property Tax Act; and (iv) all other documents reasonably requested by Lessee to close this transaction.

              n. CLOSING COSTS. Lessor shall pay the cost of any real estate conveyance fee or transfer tax charged, the cost of preparation of the Deed and Vendor's Affidavit; and any other expenses stipulated to be paid by Lessor under the provisions herein. Lessee agrees to pay the cost of recording fees, the cost of the title examination and any other expenses stipulated to be paid by Lessee under the provisions herein.

         16.  EVENTS OF DEFAULT.


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


              a. BY LESSEE. In the event that the rent, or any part thereof, or any additional rental or other payment shall not be paid on any day when such payment is due and such default shall continue for a period of ten (10) days after written notice by Lessor to Lessee; or if Lessee should fail in the performance of, breach or permit the violation of any of the covenants, conditions, terms, or provisions contained in this lease which on the part of the Lessee ought to be observed, performed or fulfilled and shall fail to cure or make good such failure, breach or violation within thirty (30) days after written notice and demand from Lessor; or if the Demised Premises or any part thereof shall be abandoned for thirty (30) days; or if Lessee shall be dispossessed therefrom by or under the authority of anyone other than Lessor; or if Lessee shall file any petition or institute any proceeding under an insolvency or bankruptcy act (or any amendment or addition thereto hereafter made) seeking to effect an arrangement or its reorganization or composition with its creditors; or if in any proceedings based on the insolvency of Lessee or relating to bankruptcy proceedings be instituted and not discharged within ninety (90) days; or if a receiver or trustee shall be appointed for Lessee or the Demised Premises and be not discharged within ninety (90) days; or if the Lessee's estate created hereby shall be taken in execution or by any process of law; or if Lessee shall admit in writing its inability to pay its obligations generally as they become due, then, at the option of Lessor, this lease and everything herein contained on the part of the Lessor to be kept and performed shall cease, terminate and be at an end, and Lessor shall be entitled to have again and repossess the Premises as its former estate and Lessee shall be put out. This remedy of forfeiture shall be deemed cumulative and in addition to all other remedies provided by law. In the event Lessor exercises its option to terminate this lease, repossess the Premises and put


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


Lessee out as herein provided, this shall not relieve Lessee from its obligations to pay rent provided to be paid herein for the remainder of the term of this lease and Lessee shall remain liable to Lessor for any costs or expenses incurred by Lessor in reletting the Premises and for the difference between the rent received upon such reletting and the rent herein specified to be paid by Lessee for the term hereof.

              b. BY LESSOR. In the event that Lessor shall fail to complete the sale of the Premises following Lessee's exercise of its option to purchase, Lessee may seek specific performance of the contract arising from the exercise of its option to purchase, such remedy being deemed cumulative and in addition to all other remedies provided by law.

         17. SURRENDER OF PREMISES. Upon expiration of the term of this Lease or any renewal term, or the sooner termination of this Lease or repossession of the Premises as herein provided, the Lessee shall peaceably surrender possession of the Premises in as good order and condition as they now are, reasonable wear and tear excepted, and shall deliver all keys to the Premises to Lessor.

         18. RIGHT OF ACCESS OF THE LESSOR. The Lessee further covenants and agrees that the Lessor may have access to the Demised Premises at all reasonable times and upon reasonable notice for the purpose of the examining or exhibiting the same for sale. Lessor agrees to conduct any inspections in such a manner as will not interfere with Lessee's use of the Premises.

         19. NOTICES. All notices permitted or required to be given hereunder shall be effectual if in writing signed by the party given notice and sent by certified or registered U.S. mail, postage prepaid, to the other parties at the following addresses:


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


         Lessor:   825 Edgewood Drive
                   Charleston, West Virginia 25302

                   Attention:  Brenda Tilson

         Lessee:   711 Indiana Avenue
                   Charleston, West Virginia 25302

         20. BROKER. Lessee and Lessor covenant, warrant and represent that there was no broker instrumental in consummating this lease and that no conversations or prior negotiations were held with any broker concerning the renting of the Demised Premises. Lessee and Lessor each agree to hold the other harmless against any claim for brokerage commission arising out of any conversations or negotiations had by Lessee or Lessor with any broker.

         21. TITLE AND WARRANTY/SUBORDINATION. Lessor covenants and agrees with Lessee that Lessor is the lawful owner of the Premises, that such Premises are free and clear of any and all liens, claims and encumbrances whatsoever, except the permitted encumbrances described below, zoning requirements, covenants, conditions, easements and restrictions of record which have been disclosed to Lessee and non-delinquent taxes and assessments, and that Lessor will defend the same against all other claims whatsoever. Lessor further covenants and agrees that Lessee by paying the rents and observing and keeping the covenants of this lease on Lessee's part to be kept, shall peaceably and quietly hold, occupy and enjoy the Premises during the term herein created, or any extension.

         Upon request by the Lessor, Lessee shall subordinate its rights hereunder to the lien of any mortgage or deed of trust, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof and will attorn to the mortgagee or beneficiary


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


or their assigns in the event of foreclosure; provided, however, that conditions precedent to Lessee's attornment and requirement to subordinate hereunder shall be (i) that Lessee, upon notice from such mortgagee or beneficiary of any default in the terms of such financing by Lessor, shall have the right to pay the rental due hereunder directly to the mortgagee, trustee or beneficiary of such deed of trust or other persons to whom Lessor may be obligated under such financing and, so long as Lessee does so pay the rentals as herein provided and perform all of its obligations pursuant to this lease, this lease and all Lessee's rights and options hereunder shall remain in full force and effect as to such mortgagee, trustee or beneficiary or other financing obligee of Lessor and (ii) that such mortgagee, beneficiary, their successors and assigns agree to perform the obligations of Lessor under this lease. Lessee shall, upon request of any party-in-interest, execute within ten (10) days of Lessee's receipt, such instruments or certificates to carry out the intent of this paragraph. Provided, however, that nothing contained in such instruments or certificates required by Lessor or other party-in-interest shall be in derogation of any rights granted to Lessee hereunder, nor expand Lessee's obligations hereunder.

         22. ZONING; PERMITS. Anything elsewhere in this Lease to the contrary notwithstanding, this Lease and all terms, covenants and conditions hereof are in all respects subject and subordinate to all zoning restrictions affecting the Premises, and the Lessee shall be bound by such restrictions. The Lessor does not warrant that any licenses or permits which may be required for Lessee's business to be conducted on the Premises will be granted, or if granted will be continued in effect or renewed. Any failure to obtain licenses or permits or any


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revocation thereof or failure to renew shall not release Lessee from continuing performance of this Lease.

         23.  MISCELLANEOUS.

              a. Wherever the words "Lessor" and "Lessee" appear in this lease, they shall include the parties and their respective sublessee heirs, devisees, executors, administrators, successors and assigns, and the provisions of this agreement are binding upon them. Those words as may be used herein, shall be construed to include the plural as well as the singular; and the necessary grammatical changes required to make the provisions apply to either corporations, partnerships, other entities, or individuals, masculine or feminine, shall in all cases be assumed as though fully expressed. The neuter gender has been used herein for convenience only.

              b. This lease expresses the entire agreement between the parties hereto. No amendments, modification, or waiver of any provision hereof shall be valid unless in writing and signed by all of the parties hereto. Waiver of any default or breach in any one instance by Lessor or Lessee shall not be construed as a waiver of any subsequent default or breach or condition of the lease to which such default or breach related.

              c. This agreement shall be construed in accordance with the laws of the State of West Virginia.

              d. If any provisions or paragraphs or part thereof of this agreement are held invalid or unenforceable, such invalidity or unenforceability shall not effect the validity or enforceability of the other portions hereof, all of which provisions are hereby declared severable.


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


              e. This lease shall not be recorded. However, the parties hereto mutually agree, upon the written request of either one to the other, to execute a memorandum of this lease in recordable form for filing and recording in the Office of the Clerk of the County Commission of the county in which the Demised Premises are located.

         IN WITNESS WHEREOF, the parties do hereunto set their hands to multiple copies hereof, each of which shall constitute an original, by their respective officers thereunto duly authorized all as of the day and year hereinabove set forth.

                                  LESSOR:


                                       THE TILSON GROUP

                                  By /S/ JAMES TILSON
                                    ------------------------------------

                                  Its GENERAL PARTNER
                                     -----------------------------------

Dated: May 18, 1998

                                  LESSEE:

                                       CAPITOL BUSINESS EQUIPMENT, INC.
                                       A WEST VIRGINIA CORPORATION

Dated: May 18, 1998               By /S/ JAMES TILSON
                                    ------------------------------------

                                  Its VICE PRESIDENT
                                     -----------------------------------


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


STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA, TO-WIT:

         The foregoing instrument was acknowledged before me this 18th day of May, 1998, by James Tilson, General Partner The Tilson Group, a West Virginia general partnership, on behalf of the partnership.

         My commission expires: JULY 3, 2006                            .
                               ------------------------------------------


                                  /S/ MONIKA J. HUSSELL
                                  ------------------------------------
                                           Notary Public


STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA, TO-WIT:

         The foregoing instrument was acknowledged before me this 18th day of May, 1998, by James Tilson, Vice President, of Capitol Business Equipment, Inc., a West Virginia corporation, on behalf of said corporation.

         My commission expires: JULY 3, 2006                            .
                               ------------------------------------------

                                  /S/ MONIKA J. HUSSELL
                                  ------------------------------------
                                           Notary Public




This Instrument Was Prepared By:

Thomas J. Murray
Huddleston, Bolen, Beatty, Porter & Copen
Post Office Box 2185
Huntington, West Virginia 25722


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


                               EXHIBIT A TO LEASE


          PARCEL NO. 1 - 38' X 120' - PARKING LOT (LT 14 AND PT LT 15)


         All of that certain lot or parcel of land situate in the City of Charleston, Kanawha County, West Virginia, together with the buildings and improvements thereon and appurtenances thereunto belonging, more particularly bounded and described as follows, to-wit:

              BEGINNING at an iron pin in the north line of Indiana Avenue located 12.50 feet in a southwesterly direction from the common front corner to Lots Nos. 15 and 16 of Block 1 of Elk Extension known as Bigley and Walker Addition, and running thence with the north line of said Indiana Avenue S. 88 degree 30' W. 37.50 feet to a point where a large Elm tree now stands and located at the common front corner to Lots Nos. 13 and 14 of said Block 1; thence running with the division line between Lots 13 and 14 N. 1 degree 30' W.
              120.00 feet to a point in the south line of an alley located at the common rear corner to said Lots Nos. 13 and 14; thence running with the south line of said alley N. 88 degree 30' E.
              37.50 feet to a point located in the north boundary line of Lot No. 15; thence running with a line thru Lot No. 15 parallel to and 12.50 feet from the division line between Lots Nos. 14 and 15 S. 1 degree 30' E. 120.00 feet to the place of beginning, and being all of Lot No. 14 and part of Lot No. 15 of Block 1 of Bigley and Walker Addition.


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         Being all of that certain lot conveyed to the Tilson Group by Robert C.
Means, et al. by deed dated December 18, 1990 and recorded in the Office of the Kanawha County Clerk in Deed Book 2262, at Page 260.


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


                    Parcel No. 2 - 37.5' x 120' Fronting


                      INDIANA AVENUE (LT 6 & PT LT 7)

         All that certain lot or parcel of land situate in the City of Charleston, Kanawha County, West Virginia, bounded and described as follows:

              Being all of Lot No. Six (6) and one-half of Lot No. Seven
              (7) of Block One of the Bigley Walker Addition to the City of Charleston, fronting thirty-seven and one-half feet on Indiana Avenue, and extending between parallel lines a distance of one hundred twenty feet to an alley.

         Being all of that certain lot conveyed to the Tilson Group by Pressure Products, Inc. as Parcel No. 5 in that certain deed dated June 14, 1990 and recorded in the Office of the Kanawha County Clerk in Deed Book 2250, at Page 178.

                       Parcel No. 3 - 95' x 120' Fronting

                  INDIANA AVENUE (LT 5 AND PT LTS 2, 3, AND 4)

         All that certain lot or parcel of land situate in the City of Charleston, Kanawha County, West Virginia, bounded and described as follows:

              BEGINNING at a stake 85 feet from the corner of West Washington Street (formerly Charleston Street) and Indiana Avenue; thence leaving Indiana Avenue N. 1 degree 30' W.
              118.33 feet to a point in a 10 foot alley; thence running with said alley N. 87 degrees 29' E. 95.02 feet; thence leaving said alley and running toward Indiana Avenue S. 1 degree 30' E. 120 feet to a point in the right of way of said Indiana Avenue; thence with the right of way said Indiana Avenue S. 88 degrees 30' W. 95 feet to the place of beginning, and being all of Lots E and F and 15 feet off the rear of Lots B, C and D, as shown on that certain partition map recorded in the office of the Clerk of the County Court of Kanawha County, West Virginia, in Deed Book 91, at Page 348, and also being part of Lots Two (2), Three (3) and Four
              (4) and all of Lot Five (5), Block 1, Bigley and Walker "Elk Park" Addition, as shown on the map of said addition, recorded in said Clerk's office, and further shown upon that certain map prepared by J. Lewis Hark, dated February 27, 1971, attached hereto and being made a part hereof.


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         Being all of that certain lot conveyed to the Tilson Group by Pressure
Products, Inc. as Parcel No. 4 in that certain deed dated June 14, 1990 and recorded in the Office of the Kanawha County Clerk in Deed Book 2250, at Page 178.


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